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                                                           Exhibit 2.2



                        VOTING AND SUPPORT AGREEMENT

         Agreement dated as of August 7, 1997 between the shareholder identified on Exhibit A hereto (the "Shareholder") and USF&G Corporation, a Maryland corporation ("Parent"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

         In consideration of the execution by Parent of the Agreement and Plan of Merger dated as of August 7, 1997 (the "Merger Agreement") among Parent, United States Fidelity and Guaranty Company, a Maryland corporation, and Titan Holdings, Inc., a Texas corporation ("Company"), and other good and valuable consideration, receipt of which is hereby acknowledged, the Shareholder and Parent hereby agree as follows:

         1. Representations, Warranties and Agreements of Shareholder. The Shareholder hereby represents and warrants to, and agrees with, Parent as follows:

                  (a) Title. As of the date hereof, the Shareholder is the beneficial and registered owner of 2,579,295 shares (the "Shares") of common stock, $.01 par value per share ("Common Stock"), of Company. As of the date hereof, except as set forth on Exhibit A hereto, the Shareholder does not (i) beneficially own any shares of any class or series of capital stock of Company (other than the Shares) or any securities convertible into or exercisable for shares of any class or series of Company's capital stock or (ii) have any options or other rights to acquire any shares of any class or series of capital stock of Company or any securities convertible into or exercisable for shares of any class of Company's capital stock. Except as set forth in Exhibit B hereto, the Shareholder owns the Shares free and clear of any lien, mortgage, pledge, charge, security interest or any other encumbrance of any kind. The Shareholder covenants and agrees to comply with the pledge agreements and other loan documents relating to the pledges of certain of the Shares identified on Exhibit B and to otherwise take any action necessary to insure that the Shareholder can carry out the terms of this Agreement. Each pledgee of the Shares has consented to this Agreement and to the Shareholder's fulfillment of the terms thereof.

                  (b) Right to Vote and to Transfer Shares. The Shareholder has full legal power, authority and right to vote all of the Shares in favor of approval and adoption of the Merger Agreement without the consent or approval of, or any other action on the part of, any other person or entity. Without limiting the generality of the foregoing, except for this Agreement, Shareholder has not entered into any voting agreement or any other agreement with any person or entity with respect to any of the Shares, granted any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any person or entity limiting or affecting the Shareholder's ability to enter into this Agreement or legal power, authority or right to vote the Shares in favor of the approval and adoption of the Merger Agreement or any of the transactions contemplated by the Merger Agreement, and Shareholder will not take any such action after the date of this Agreement

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and prior to the Company shareholders meeting to vote on approval and adoption of the Merger Agreement, including any adjournment or postponement thereof (the "Company Shareholders Meeting"). This Agreement has been duly executed and delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder.

         2. Representations and Warranties of Parent. Parent hereby represents and warrants to the Shareholder that this Agreement (i) has been duly authorized by all necessary corporate action, (iii) has been duly executed and delivered by Parent and (iii) is a valid and binding agreement of Parent.

         3. Restriction on Transfer. The Shareholder agrees that (other than pursuant to the Merger Agreement) it will not, and will not agree to, sell, assign, dispose of, encumber, mortgage, hypothecate or otherwise transfer or encumber (collectively, "Transfer") any of the Shares to any person or entity; provided, however, that the Shareholder may enter into pledge agreements pledging any of the Shares as collateral security under loan agreements, provided that (i) the lender under each such loan agreement consents to this Agreement and fulfillment of the terms thereof and (ii) the Shareholder covenants and agrees to comply with each pledge agreement and other loan documents relating to pledges of Shares thereunder and to otherwise take all action necessary to insure that the Shareholder can carry out the terms of this Agreement.

         4. Agreement to Vote of Shareholder. The Shareholder, in his individual capacity as a shareholder of the Company only, hereby irrevocably and unconditionally agrees to vote or to cause to be voted all of the Shares at the Company Shareholders' Meeting and at any other annual or special meeting of shareholders of Company where such matters arise (a) in favor of the approval and adoption of the Merger Agreement and (b) against (i) approval of any proposal made in opposition to or in competition with the Merger or any of the other transactions contemplated by the Merger Agreement, (ii) any merger, consolidation, sale of assets, business combination, share exchange, reorganization or recapitalization of Company or any of its subsidiaries, with or involving any party other than Parent or one of its subsidiaries, (iii) any liquidation, dissolution or winding up of Company, (iv) any extraordinary dividend by Company, (v) any change in the capital structure of Company (other than pursuant to the Merger Agreement) and (vi) any other action that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or result in a breach of any of the covenants, representations, warranties or other obligations or agreements of Company under the Merger Agreement which would materially and adversely affect Company or its ability to consummate the transactions contemplated by the Merger Agreement. The Stockholder further agrees not to take or commit or agree to take any action inconsistent with the foregoing.

         5. Action in Shareholder Capacity Only. The Shareholder signs solely in the Shareholder's capacity as a record and beneficial owner of the Shares, and nothing herein shall prohibit, prevent or preclude the Shareholder from fulfilling his fiduciary duties as a

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director of Company, including without limitation, voting or consenting as a director in favor of an Acquisition Proposal (as defined in the Merger Agreement) or negotiating with respect to an Acquisition Proposal in his capacity as an officer or director of the Company.

         6. No Shopping. The Shareholder, in his individual capacity as a shareholder of the Company only, agrees not to, directly or indirectly, (i) solicit, initiate or encourage (or authorize any person to solicit, initiate or encourage) any inquiry, proposal or offer from any person to acquire the business, property or capital stock of Company or any direct or indirect subsidiary thereof, or any acquisition of a substantial equity interest in, or a substantial amount of the assets of, Company or any direct or indirect subsidiary thereof, whether by merger, purchase of assets, tender offer or other transaction or (ii) participate in any discussion or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or participate in, facilitate or encourage any effort or attempt by any other person to do or seek any of the foregoing; provided that, notwithstanding the foregoing, the Shareholder shall not be prohibited from taking any such actions as are required, based upon advice of counsel, to comply with his fiduciary duties as an officer and director of the Company to the extent such actions are permitted under the Merger Agreement.

         7. Invalid Provisions. If any provision of this Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without it affecting the remaining provisions of this Agreement.

         8. Executed in Counterparts. This Agreement may be executed in counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

         9. Specific Performance. The parties hereto agree that if for any reason the Shareholder fails to perform any of his agreements or obligations under this Agreement irreparable harm or injury to Parent would be caused for which money damages would not be an adequate remedy. Accordingly, the Shareholder agrees that, in seeking to enforce this Agreement against the Shareholder, Parent shall be entitled to specific performance and injunctive and other equitable relief in addition and without prejudice to any other rights or remedies, whether at law or in equity, that Parent may have against the Shareholder for any failure to perform any of its agreements or obligations under this Agreement.

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the principles of conflicts of laws thereof

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         11.      Amendments; Termination.

                  (a) This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

                  (b) The provisions of this Agreement shall terminate upon the earliest to occur of (i) the consummation of the Merger, (ii) the date which is 12 months after the date hereof, (iii) the termination of the Merger Agreement pursuant to Section 7.1(a) or (g) thereof, or (iv) the termination of the Merger Agreement pursuant to Section 7.1 (b) or (c) thereof if, but only if, the Merger Agreement is terminated pursuant to such subsection (b) or (c) solely for reasons that are not directly or indirectly related to the commencement of, or any person's or entity's direct or indirect indication of interest in making, an Acquisition Proposal with respect to the Company.

                  (c) For purposes of this Agreement, the term "Merger Agreement" includes the Merger Agreement, as the same may be modified or amended from time to time.

         12. Additional Shares. If, after the date hereof the Shareholder acquires beneficial ownership of any shares of the capital stock of Company (any such shares, "Additional Shares"), including, without limitation, upon exercise of any option, warrant or right to acquire shares of capital stock or through any stock dividend or stock split, the provisions of this Agreement (other than those set forth in Section 1 (a)) applicable to the Shares shall be applicable to such Additional Shares as if such Additional Shares had been Shares as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any person or entity immediately upon the acquisition by the Shareholder of beneficial ownership of such Additional Shares.

         13. Action by Written Consent. If, in lieu of the Company Shareholders Meeting, shareholder action in respect of the Merger Agreement or any of the transactions contemplated by the Merger Agreement is taken by written consent, the provisions of this Agreement imposing obligations in respect of or in connection with the Company Shareholders Meeting shall apply mutatis mutandis to such action by written consent.

         14. Shareholder Certificate. Shareholder agrees to execute and deliver a certificate containing such representations as are reasonably necessary and customary for tax counsel to Parent on the one hand, and Company on the other hand, to render an opinion to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986 and that no gain or loss will be recognized by the shareholders of Company to the extent they receive Parent Common Stock solely in exchange for shares of Company Common Stock, such certificate to be in the form attached hereto as Exhibit C.


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         15. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors and permitted assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of Parent (in the case of the Shareholder or any of its permitted assigns) or the Shareholder (in the case of Parent or any of its permitted assigns).

         16. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to such party at its address set forth on the signature page hereto.

           [The remainder of this page intentionally left blank.]

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                  Mark E. Watson, Jr.


                                  Address:_______________________________

                                  MEW FAMILY LIMITED PARTNERSHIP


                                  By:____________________________________
                                      Mark E. Watson, Jr., General Partner


                                  By:____________________________________
                                      Kathleen Watson, General Partner

                                  Address:_______________________________

                                  THE MARK AND KATHLEEN WATSON
                                  CHARITABLE FOUNDATION

                                  By:________________________________
                                      Mark E. Watson, Jr., Trustee

                                  By:________________________________
                                      Kathleen E. Watson, Trustee

                                  By:_________________________________
                                      E.B. Lyon, III, Trustee

                                  Address:____________________________

                                  USF&G CORPORATION


                                  By:________________________________
                                  Address:___________________________

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                                                      EXHIBIT A TO VOTING
                                                      AND SUPPORT AGREEMENT



Mark E. Watson, Jr., including 2,223,096 shares owned in his individual capacity, 256,199 shares owned through MEW Family Limited Partnership, a limited partnership in which he is a general partner together with his wife, Kathleen Watson, and 100,000 shares owned through The Mark and Kathleen Watson Charitable Foundation, of which he is a trustee together with Kathleen Watson and E.B. Lyons, III.


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                                                     EXHIBIT B TO VOTING
                                                     AND SUPPORT AGREEMENT




                          [Encumbrances on Shares]



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                                                       EXHIBIT C TO VOTING
                                                       AND SUPPORT AGREEMENT



                     [Form of Tax Opinion Certificate]

         This Certificate is being issued to Piper & Marbury L.L.P. in connection with its rendering of opinions regarding certain federal income tax consequences of a merger pursuant to the Plan and Agreement to Merge, dated as of August 8, 1997 (the "Merger Agreement"), by and among USF&G Corporation, a Maryland corporation ("USF&G"), United States Fidelity and Guaranty Company, a Maryland corporation and wholly owned subsidiary of USF&G ("Subsidiary"), and Titan Holdings, Inc. a Texas corporation ("Company"), providing, among other things, for the merger of Company with and into Subsidiary (the "Merger"). As used herein, "USF&G Common Stock" shall mean any one or more shares of the USF&G's $2.50 per share par value common stock and "Company Common Stock" shall mean any one or more shares of Company's $0.01 per share par value common stock.

         After consulting with their counsel regarding the meaning of and factual support for the following representations, the undersigned hereby certify and represent to Piper & Marbury L.L.P. to the best of their knowledge and belief that the following facts are now true and will continue to be true through and as of the effective time of the Merger:

There is no plan or intention by the undersigned, acting either individually or in concert with one another or with other persons, directly or indirectly, to sell, exchange, transfer, transfer by gift or otherwise dispose (including by transactions which would have the ultimate effect of a disposition including, but not limited to, puts, short-sales and equity swap type of arrangements) (collectively, dispose) of a number of shares of USF&G Common Stock received in the Merger that would reduce the former Company Common Stockholders' ownership of USF&G stock to a number of shares having, in the aggregate, a value, as of the date of the Merger, of less than 50 percent of the fair market value of Company Common Stock outstanding as of the same date. For purposes of the preceding sentence, all shares of Company Common Stock exchanged for cash paid in lieu of fractional shares of USF&G Common Stock will be considered outstanding stock of Company as of the date of the Merger. Moreover, shares of Company Common Stock and shares of USF&G Common Stock held by Company stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger are taken into account for purpose of the first sentence of this paragraph.<0-255>

         Each of the undersigned recognizes that the opinions of Piper & Marbury L.L.P. will be (i) based on the representations set forth herein and on the statements contained in the Merger Agreement and documents related thereto, and (ii) subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.


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         Each of the undersigned recognizes that the opinions of Piper &
Marbury L.L.P. will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

         In witness whereof, the undersigned have executed this Certificate this __ day of ________, 1997.

                                        -----------------------------
                                        Mark E. Watson, Jr.

                                        -----------------------------
                                        Mark E. Watson, III

                                        -----------------------------
                                        Thomas E. Mangold



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